微创索林心律管理医疗器械༈上海༉有限公司༈“公司”༉
关于
《合资经营合同》及《章程》的修改协议

Amendment Agreement to the Joint Venture Contract and Articles of Association
In respect of
MicroPort Sorin CRM (Shanghai) Co., Ltd. (“Company”)

本修改协议༈“修正案”༉有以下双方于2014年5月19日签订༚
This Amendment Agreement (“Agreement”) is entered into on 19 May 2014 by:

上海微创医疗器械༈集团༉有限公司༈“微创”༉༌一家根据中国法律设立的有限责任公司༌其法定地址为中国上海市张江高科技园区牛顿路501号༈邮编༚201203༉༌在上海工商行政管局注册༌注册号为310115400053238:
Shanghai MicroPort Medical (Group) Co., Ltd. (“MicroPort”), a limited liability company under Chinese law, with its legal address at 501 Newton Rd., Zhangjiang Hi-Tech Park, Shanghai 201203, the PRC, and registered with the Shanghai Administration for Industry and Commerce with the registration No. 310115400053238;

与
and

Sorin CRM Holding SAS (“Sorin”), 一家根据法国法律设立的法国公司༌ 其主要经营地址为4 avenue Reaumur 92143 Clamart cedex, France, 在法国南泰尔༈Nanterre༉商业法院注册书记处登记注册༌注册号为751 624 198 R.C.S. NANTERRE.
Sorin CRM Holding SAS (“Sorin”), a French company under French law, with its principal business address at 4, avenue Reaumur, 92143 Clamart cedex. France, and registered with the Greffe du Tribunal de Commerce de Nanterre, France under no. 751 624 198 R.C.S. NANTERRE.

微创和Sorin单独称为“一方”或合称为“双方”。
MicroPort and Sorin hereinafter individually referred to as a “Party” or collectively as the “Parties”.

鉴于༌双方于2014年1月9日签订了关于公司的《增资入股协议》、《合资经营合同》༈“《合资经营合同》”༉和章程༈“《章程》”༉。《增资入股协议》、《合资经营合同》、《章程》及公司增资已由上海市商务委员会于2014年5月5日批准。
Whereas, the Parties entered into the Capital Increase and Accession Agreement, the Joint Venture Contract (“JVC”) and the Articles of Association (“AoA”) in respect of the Company on 9 January 2014. The Capital Increase and Accession Agreement, JVC and AoA and the capital increase of the Company have been approved by the Shanghai Commission of Commerce on 5 May 2014.

鉴于༌根据《合资经营合同》第9.2条和第9.3条以及《章程》第9.2条和第9.3条的规定༌双方应于批准之日起十五༈15༉各日历日内交付各自新认缴的出资额的百分之二十༈20%༉。
Whereas, according to Article 9.2 and 9.3 of the JVC and Article 9.2 and 9.3 of the AoA, the Parties shall pay twenty percent (20%) of their respective newly subscribed capital contribution within fifteen (15) calendar days after the Approval Date.

鉴于༌双方预计公司无法及时开为收取Sorin出资而法律上必须的专用帐户而导致Sorin可能无法在前述期限内向公司缴付相关出资༌因此双方希望推迟其各自首期出资的缴付期限。
Whereas, the Parties have foreseen that the special bank account of the Company legallly required for receiving Sorin’s capital contribution will not be available at a point in time so that Sorin may not be able to pay its related contribution to the Company within the aforementioned timeframe, and accordingly wish to postpone the due date for the first installment of their respective capital contribution.

因此༌微创和Sorin在此同意༚
Now, MicroPort and Sorin hereby agree as follows:

I. 对《合资经营合同》的修改
Amendment to the JVC

《合资经营合同》第9.2条和第9.3条应修改并重述如下༚
Article 9.2 and 9.3 of the JVC shall be amended and restated as follows:

9.2 微创应在营业执照签发之日后三十༈30༉个日历日内向合资公司缴付其在增资过程中新认缴的出资额的百分之二十༈20%༉༌金额为人民币壹千贰佰叁拾伍万肆千元༈人民币12,354,000元༉༌ 在批准日后六༈6༉个月内向合资公司缴付其在增资过程中新认缴的出资额的另外百分之三十༈30%༉༌金额为人民币壹千捌佰伍拾叁万壹千元༈人民币18,531,000元༉༌在批准日后十八༈18༉个月内向合资公司缴付其在增资过程中新认缴的出资额的剩余百分之五十༈50%༉༌金额为人民币叁千零捌拾捌万伍千元༈人民币30,885,000元༉。
MicroPort shall pay twenty percent (20%) of its newly subscribed capital contribution during the capital increasae in the amount of RMB Twelve Million Three Hundred Fifty Four Thousand (RMB 12,354,000) to the Company within thirty (30) calendar days after the issuance date of the Business License, another thiry percent (30%) of its newly subscribed capital contribution in the amoutn of RMB Eighteen Million Five Hundred Thirty One Thousand (RMB 18,531,000) to the Company within six (6) months after the Approval Date and the remaining fifty percent (50%) of its newly subscribed capital contribution in the amoutn of RMB Thirdy Million Eight Hundred Eighty Five Thousand (RMB 30,885,000) to the Company within eighteen (18) months after the Approval Date.

9.3 Sorin应在营业执照签发之日后三十༈30༉个日历日内向合资公司缴付其根据上文第7.4(b)条认缴的出资额的百分之二十༈20%༉༌金额为人民币壹仟壹佰玖拾伍万陆仟元༈人民币11,956,000元༉༌在批准日后六༈6༉各月内向合资公司缴付其根据上文第7.4(b)条认缴的出资额的另外百分之三十༈30%༉༌金额为人民币壹仟柒佰玖拾叁万肆仟元༈人民币17,934,000元༉༌在批准日后十八༈18༉个月内向合资公司缴付其根据上文第7.4(b)条认缴的出资额的剩余百分之五十༈50%༉༌金额为人民币贰仟玖佰捌拾玖万元༈人民币29,890,000元༉。
Sorin shall pay twenty percent (20%) of tis capital conttribution to which it subscribes as per Article 7.4 (b) above in the amount of RMB Eleven Million Nine Hundred Fifty Six Thousand (RMB 11,956,000) to the Company within thirty (30) calendar days after the issuance date of the Business License, another thirty percent (30%) of its newly subscribed capital contribution in the amount of RMB Seventeen Million Nine Hundred Thirty Four Thousand (RMB 17,934,000) to the Company within six (6) months after the Approval Date and the remaining fifty percent (50%) of its newly subscribed capital contribution in the amount of RMB Twenty Nine Million Eight Hundred Ninety Thousand (RMB 29,890,000) to the Company within eighteen (18) months after the Approval Date.

II. 对《章程》的修改
Amendment to the AoA

《章程》第9.2条和第9.3条应修改并重述如下༚
Article 9.2 and 9.3 of the AoA shall be amended and restated as follows:

9.2 微创应在营业执照签发之日后三十༈30༉个日历日内向合资公司缴付其在增资过程 中新认缴的出资额的百分之二十༈20%)༌金额为人民币壹仟贰佰叁拾伍万肆仟元 ༈人民币12,354,000元༉༌在批准日后六༈6༉个月内向合资公司缴付其在增资过 程中新认缴的出资额的另外百分之三十༈30%)༌金额为人民币壹仟捌佰伍拾叁万 壹仟元༈人民币18,531,000元༉༌在批准日后十八༈18༉个月内向合资公司缴付其 在增资过程中新认缴的出资额的剩余百分之五十༈50%)༌金额为人民币叁仟零捌拾捌万伍仟元༈人民币30,885,000元༉。
MicroPort shall pay twenty percent (20%) of its newly subscribed capital contribution during the capital increase in the amount of RMB Twelve Million Three Hundred Fifty Four Thousand (RMB 12,354,000) to the Company within thirty (30) calendar days after the issuance date of the Business License, another thirty percent (30%) of its newly subscribed capital contribution in the amount of RMB Eighteen Million Five Hundred Thirty One Thousand (RMB 18,531,000) to the Company within six (6) months after the Approval Date and the remaining fifty percent (50%) of its newly subscribed capital contribution in the amount of RMB Thirty Million Eight Hundred Eighty Five Thousand (RMB 30,885,000) to the Company within eighteen (18) months after the Approval Date.

9.3 Sorin应在营业执照签发之日后三十༈30)个日历日内向合资公司缴付其根据上文 第7.4(b)条认缴的出资额的百分之二十༈20%)༌金额为人民币壹仟壹佰玖拾伍万 陆仟元༈人民币11,956,000元༉༌在批准日后六༈6༉个月内向合资公司缴付其根 据上文第7.4(b)条认缴的出资额的另外百分之三十༈30%)༌金额为人民币壹仟柒佰玖拾叁万肆仟元༈人民币17,934,000元༉༌在批准日后十八༈18༉个月内向合资 公司缴付其根据上文第7.4(b)条认缴的出资额的剩余百分之五十༈50%)༌金额为人民币贰仟玖佰捌拾玖万元༈人民币29,890,000元༉。
Sorin shall pay twenty percent (20%) of its capital contribution to which it subscribes as per Article 7.4 (b) above in the amount of RMB Eleven Million Nine Hundred Fifty Six Thousand (RMB 11,956,000) to the Company within thirty (30) calendar days after the issuance date of the Business License, another thirty percent (30%) of its newly subscribed capital contribution in the amount of RMB Seventeen Million Nine Hundred Thirty Four Thousand (RMB 17,934,000) to the Company within six (6) months after the Approval Date and the remaining fifty percent (50%) of its newly subscribed capital contribution in the amount of RMB Twenty Nine Million Eight Hundred Ninety Thousand (RMB 29,890,000) to the Company within eighteen (18) months after the Approval Date.

III. 其它
Miscellaneous

《合资经营合同》及《章程》的其他条款和条件༈包括定义༉应当保持不变༌上述修改除外。
Except for the amdenments addressed in the above, the other terms and conditions (including definitions) of the JVC and AoA shall remain unchanged.

本修正案应当于审批机关批准之日生效。
This Amendment shall become effective upon approval at the Examination and Approval Authority.

本修正案构成《合资经营合同》和《章程》不可分割的组成部分。
This Amendemtn shall become integral part of the JVC and AoA.

本修正案以中文和应为制作并签署༌中文文本和英文文本具有同等效力。
The Amendement is made and executed in both Chinese and English, both of which shall have the same effect.

本修正案签署八༈8༉份原件༌双方各执两༈2༉份༌审批机关及工商管理局各执一༈1༉份༌公司存档两༈2༉份༌每份原件具有同等法律效力。
The Amendemtn is executed in eight (8) original counterparts with equal legal effect, with two (2) for the Parties, one (1) for each of the Examination and Approval Authority and the Administration for Industry and Commerce, and two (2) for the Company for the purpose of filing.

【本页余下故意留白༌后附签字页】
[Reset of the page intentionally left blank – execution pages to follow]

修正案签署页一
Execution Page I of the Amendment

代表上海微创医疗器械༈集团༉有限公司༈公司公章༉
For and on behalf of Shanghai MicroPort Medical (Group) Co., Ltd. (Company Chop)

签字人/By: ____________________

姓名༚张燕
Name: Joyce Zhang

职务༚总裁
Title: President

国籍༚中国
Nationality: Chinese

修正案签署页二
Execution Page II of the Amendment

代表Sorin CRM Holding SAS
For and on behalf of Sorin CRM Holding SAS

签字人/By:____________________

姓名༚Alexander H.J. Neumann
Name: Alexander H.J. Neumann

职务༚Directeur general
Title: Directeur general

国籍༚德国
Nationality: German

1